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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 3, 2006 (except for Notes 2 and 21, as to which the date is June 7, 2006), in the Registration Statement (Form S-1) and related Prospectus of Bare Escentuals, Inc. filed with the Securities and Exchange Commission on June 30, 2006.

                      /s/ Ernst & Young LLP

San Francisco, California
June 26, 2006

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Consent of Independent Registered Public Accounting Firm